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                                                                 EXHIBIT 10(e)


                              FIRST AMENDMENT
                                    OF
               USG CORPORATION SUPPLEMENTAL RETIREMENT PLAN

           (As Amended and Restated Effective as of July 1, 1993)


            WHEREAS, USG Corporation maintains the USG Corporation Supplemental Retirement Plan (the "plan"), which plan was amended and restated in its entirety effective as of July 1, 1993; and

            WHEREAS, it is now considered desirable to amend the plan;

            NOW, THEREFORE, pursuant to the amending power reserved to the Corporation as the "Company" under Section 7 of the plan, as amended, the plan be and it hereby is further amended, effective as of November 15, 1993, by substituting the following two paragraphs for subparagraphs 3.7(a) and (b) of the plan:

            "(a) If a Participant's death occurs while employed by the Company or a subsidiary of the Company and if he had an Eligible Spouse (as defined in subsection 5.1) immediately prior to his death, the Participant's Eligible Spouse shall be entitled to a lump sum Part A Supplemental Death Benefit under this Plan which is actuarially equivalent to any additional monthly pre-retirement survivor annuity benefits that would have been payable to the Participant's Eligible Spouse under the Retirement Plan and all other USG Defined Benefit Plans if the Participant's Limited Benefits equalled his Unlimited Benefits. The Part A Supplemental Death Benefit under this subparagraph 3.7(a) shall be paid to the Participant's Eligible Spouse in a lump sum as soon as practicable after the Participant's Death. If the Participant did not have an Eligible Spouse at the time of his death, no Part A Supplemental Death Benefits shall be payable under the Plan with respect to that Participant other than payment to the Participant's Supplemental Plan Beneficiary (as defined in subsection 5.2) of an amount equal to the Participant's before-tax contributions under the


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                  Plan with interest as soon as practicable after the
                  Participant's death.

            (b) If a Participant's death occurs after he had both retired (or otherwise terminated employment) and become entitled to Part A Supplemental Benefits but before payment of such benefits had been made or had commenced, and if he had an Eligible Spouse at the time of his death, the Participant's Eligible Spouse shall be entitled to a lump sum Part A Supplemental Death Benefit which is actuarially equivalent to any additional monthly pre-retirement survivor annuity benefits that could have been payable to the Participant's Eligible Spouse under the Retirement Plan and all other USG Defined Benefit Plans if the Participant's Limited Benefits equalled his Unlimited Benefits. The Part A Supplemental Death Benefit under this subparagraph 3.7(b) shall be paid to the Participant's Eligible Spouse in a lump sum as soon as practicable after the Participant's Death. If the Participant did not have an Eligible Spouse at the time of his death, no Part A Supplemental Death Benefits shall be payable under the Plan with respect to that Participant other than payment to the Participant's Supplemental Plan Beneficiary of an amount equal to the Participant's before-tax contributions under this Plan with interest as soon as practicable after the Participant's death."


            IN WITNESS WHEREOF, the company has caused these presents to be signed on its behalf by an officer thereunto duly authorized this 2nd day of December, 1993.


                                    USG CORPORATION




                                    By ______________________________
                                        Senior Vice President and
                                       Chief Administrative Officer


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